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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 2, 2003
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                       Network-1 Security Solutions, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                   1-14896                      11-3027591
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)



        1601 Trapelo Road, Reservoir Place, Waltham, Massachusetts 02451
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                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (781) 522-3400


                                       N/A
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         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         Network-1 Security Solutions, Inc. (the "Registrant") issued a press release on January 2, 2003 announcing further budget cuts so that its cash will be sufficient to fund operations through 2003. As part of the budget cuts, the Registrant will discontinue its CyberwallPLUS product line. Management is focusing its efforts on seeking a merger candidate for the Registrant and evaluating strategic alternatives with respect to its CyberwallPLUS distributed firewall product line and associated technology, including the potential sale of the technology.

         The Registrant had announced in November that it did not anticipate material revenues from its product offerings and will now discontinue its product offerings in order to achieve further expense reductions.

         The Registrant also announced an additional reduction in work force and further expense reductions. Management believes, based upon currently proposed plans and assumptions, that it has sufficient cash to fund its operations through 2003, although there can be no certainty that its funds will not be expended prior thereto. In connection with a merger transaction, the Registrant may seek financing from third parties and/or existing stockholders.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NETWORK-1 SECURITY SOLUTIONS, INC.


Dated:  January 3, 2003        By: /s/ Richard Kosinski
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                                   Names:  Richard Kosinski
                                   Title:  President and Chief Executive Officer